Exhibit 31.5
CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER
I, Peter Giacalone, certify that:
1.	I have reviewed this Annual Report on Form 10-K/A of 180 Connect Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: May 28, 2008

/s/ Peter Giacalone
Peter Giacalone
Chief Executive Officer